UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: November 10, 2016

(Date of earliest event reported)

Advanced Disposal Services, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37904	90-0875845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Fort Wade Road
Ponte Vedra, Florida 32081
(Address of principal executive offices and zip code)

(904) 737-7900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On November 10, 2016, Advanced Disposal Services, Inc. (the “Company”), entered into the Amendment and Restatement Agreement (the “Amendment and Restatement Agreement”) by and among the Company, the guarantors party thereto, the lenders party thereto (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent and collateral agent (respectively, the “Administrative Agent” and the “Collateral Agent”), to the Credit Agreement, by and among the Company, the lenders party thereto, the Administrative Agent and the Collateral Agent, dated as of October 9, 2012 (as amended, supplemented or modified from time to time prior to the date hereof, the “ Existing Credit Agreement” and as amended and restated in accordance with the Amendment and Restatement Agreement, the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement includes a $1.5 billion term loan B facility maturing 2023, and a $300 million revolving credit facility maturing 2021. At the Company’s option, borrowings under the Amended and Restated Credit Agreement will bear interest at an alternate base rate or adjusted LIBOR rate in each case plus an applicable margin.

Obligations under the Amended and Restated Credit Agreement are guaranteed by the Company’s existing and future domestic restricted subsidiaries (subject to certain exceptions) and are secured by a first-priority security interest in substantially all the personal property assets, and certain real property assets, of the Company and the guarantors, including all or a portion of the equity interests of certain of the Company’s domestic subsidiaries (in each cases, subject to certain limited exceptions).

Borrowings under the Amended and Restated Credit Agreement may be prepaid at any time without premium. The Amended and Restated Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including limitations on liens, additional indebtedness, investments, restricted payments, asset sales, mergers, affiliate transactions and other customary limitations, as well as a total net leverage ratio financial covenant (for the benefit of lenders under the revolving credit facility only). The Amended and Restated Credit Agreements also contains usual and customary events of default, including non-payment of principal, interest, fees and other amounts, material breach of a representation or warranty, nonperformance of covenants and obligations, default on other material debt, bankruptcy or insolvency, material judgments, incurrence of certain material ERISA liabilities, impairment of loan documentation or security and change of control.

The foregoing description of the Amendment and Restatement Agreement and the Amended and Restated Credit Agreement is qualified in its entirety by reference to the full and complete terms contained in the Amendment and Restatement Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indenture

On November 10, 2016, the Company closed a 144A offering (the “Notes Offering”) exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), of $425,000,000 aggregate principal amount of 5 5/8% senior notes due 2024 (the “Notes”).

The Company issued the Notes under an indenture dated November 10, 2016 (the “Indenture”) among the Company, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The terms of the Notes include those set forth in the Indenture. The Notes will bear interest at the rate of 5 5/8% per year. Interest on the Notes is payable on May 15 and November 15 of each year, beginning on May 15, 2017. The Notes will mature on November 15, 2024. Before November 15, 2019, the Company may redeem the Notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium and accrued and unpaid interest to the date of redemption. At any time on or after November 15, 2019, the Company may redeem the Notes, in whole or in part, at the applicable redemption prices set forth in the Indenture, plus accrued interest. In addition, before November 15, 2019, the Company may, from time to time, redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 105.625% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

The Indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to incur additional debt or issue certain preferred stock; pay dividends or make certain redemptions, repurchases or distributions or make certain other restricted payments or investments; create liens; enter into transactions with affiliates; merge, consolidate or sell, transfer or otherwise dispose of all or substantially all of the Company’s assets; transfer and sell assets; and create restrictions on dividends or other payments by the Company’s restricted subsidiaries. Certain covenants will cease to apply to the Notes for so long as the Notes have investment grade ratings. The Notes will be unconditionally guaranteed, jointly and severally, on a senior unsecured basis by all of the Company’s current and future U.S. subsidiaries that guarantee the Amended and Restated Credit Agreement.

The foregoing description of the Notes and the Indenture is qualified in its entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01                                           Other Events.

On November 10, 2016, the Company issued a press release announcing the closing of its debt refinancing relating to the Amended and Restated Credit Agreement and the Notes Offering as described in Item 1.01 to this Form 8-K. The press release also announced the results to date of its previously announced cash tender offer to purchase any and all of its outstanding 8¼% Senior Notes due 2020. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description
4.1	Indenture, dated as of November 10, 2016, by and among Advanced Disposal Services, Inc., each of the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee

10.1

Amendment and Restatement Agreement, dated as of November 10, 2016, by and among the Company, the guarantors party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent

99.1	Press Release of Advanced Disposal Services, Inc., dated October 27, 2016, Announcing Closing of Debt Refinancing

2

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanced Disposal Services, Inc.

	By:	/s/ Jeffrey C. Everett
	Name:	Jeffrey C. Everett
	Title:	Vice President, Associate General Counsel

Dated: November 14, 2016

3

Exhibit Index

Number and Description of Exhibit

4.1	Indenture, dated as of November 10, 2016, by and among Advanced Disposal Services, Inc., each of the Guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee

10.1

Amendment and Restatement Agreement, dated as of November 10, 2016, by and among the Company, the guarantors party thereto, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent and collateral agent

99.1	Press Release of Advanced Disposal Services, Inc., dated October 27, 2016, Announcing Closing of Debt Refinancing

4